                                                                      Exhibit 99

                        [VIRGINIA COMMERCE BANCORP, INC.]

FOR IMMEDIATE RELEASE:

          VIRGINIA COMMERCE BANCORP, INC. REPORTS RECORD FOURTH QUARTER
               AND YEAR 2004 EARNINGS AND CONTINUED STRONG GROWTH

                             2004 EARNINGS UP 23.2%
                             ASSETS INCREASED 29.2%
                                LOANS GREW 42.1%

ARLINGTON, VA., WEDNESDAY, JANUARY 12, 2005 - Virginia Commerce Bancorp, Inc. (Nasdaq: VCBI), parent company of Virginia Commerce Bank (the "Bank"), today reported its financial results for the fourth quarter and year ended December 31, 2004.

Peter A. Converse, Chief Executive Officer, commented, "Our fourth quarter results completed another year of record earnings and strong balance sheet growth. We are particularly pleased with our significant loan growth while maintaining pristine asset quality. However, beyond our continued strong performance in an increasingly competitive market, 2004 was truly a banner year for Virginia Commerce in terms of surpassing $1 billion in assets, raising $22 million in a follow-on public offering and hiring senior banking executive, Mike Anzilotti." Converse continued, "Further setting the stage for our future progress and success was an acceleration of our branching based on strategic, competitive and opportunistic considerations. The Mt.Vernon and second Chantilly branch were opened in the latter part of 2004 and are growing nicely. Leases for four more branches in Northern Virginia have been executed with openings scheduled in 2005."

DETAILED REVIEW OF FINANCIAL PERFORMANCE

NET INCOME
Fourth quarter earnings increased to a record $3.9 million, or 28.6% over 2003 fourth quarter earnings of $3.0 million. For the year ended December 31, 2004, the Company achieved earnings of $14.2 million, also a record, and an increase of 23.2% compared to earnings of $11.5 million for the prior year. On a diluted per share basis, fourth quarter and 2004 earnings were $0.33 and $1.24 compared to $0.28 and $1.08 for the year ended December 31, 2003, an increase of 17.9% and 14.8%, respectively. For the year, the Company's return on average assets and return on average equity were 1.37% and 17.26%.

NET INTEREST INCOME
Net interest income for the fourth quarter of $12.1 million was up $3.2 million, or 35.4%, compared with $8.9 million for the same quarter last year due to significant growth in loans and an increase in the net interest margin from 4.21% for the fourth quarter of 2003, to 4.30% for the current three-month period. For the year ended December 31, 2004, net interest income increased $9.6 million, or 29.9%, from $32.1 million for the prior year to $41.7 million, also due to significant growth in loans as the Company's net interest margin was down from 4.30% in 2003, to 4.23% for 2004.

NON-INTEREST INCOME
Non-interest income of $1.4 million declined 8.2% over the prior year's fourth quarter level of $1.6 million and declined $1.9 million, or 25.7%, from $7.7 million in 2003, to $5.8 million for the year ended December 31, 2004. The declines for both periods were the result of lower levels of fees and net gains on mortgage loans held-for-sale as originations were down due to lower refinancing activity by $111.9 million, or 38.9%, from $287.8 million in 2003 to $175.9 million in 2004. For the year, non-deposit investment service commissions increased $225 thousand, or 111.4%, from $202 thousand in 2003 to $427 thousand, service charges and other fees were up $140 thousand, or 8.7%, and other income was up 33.6% for the year.

NON-INTEREST EXPENSE
Non-interest expense increased $1.2 million, or 22.0%, from $5.4 million for the three months ended December 31, 2003, to $6.6 million for the current three-month period, and increased $2.0 million, or 9.5%, from $20.8 million in 2003 to $22.8 million in 2004. The increases for both periods were due to the opening of the Bank's fourteenth and fifteenth branch locations in August and November 2004, higher levels of commissions and incentive compensation due to loan growth and higher levels of other operating expenses due to costs associated with Section 404 of the Sarbanes-Oxley Act, as well as increased costs in supporting overall balance sheet growth. Despite these higher levels of non-interest expense, the Company's efficiency ratio improved from 51.4% for the three months ended December 31, 2003, to 48.7% for the current three-month period, and improved from 52.2% in 2003, to 48.0% for the year ended December 31, 2004.


ASSETS
The Company continues to experience strong balance sheet growth with total assets increasing $257.7 million, or 29.2%, from $881.1 million as of December 31, 2003, to $1.139 billion at December 31, 2004, and increasing $32.2 million from $1.106 billion at September 30, 2004. Growth for the year was driven by a $197.5 million, or 25.5%, increase in deposits from $773.5 million at December 31, 2003, to $971.0 million at December 31, 2004, an increase of $22.3 million, or 72.3%, in repurchase agreements from $30.9 million at December 31, 2003, to $53.2 million at December 31, 2004, and $21.8 million in net proceeds from the sale of 891,250 shares of common stock in a follow-on public offering in May 2004.

LOANS
Loans, net of allowance for loan losses, and including loans held-for-sale, increased $277.0 million, or 42.1%, from $658.4 million at December 31, 2003, to $935.4 million at December 31, 2004, and increased $70.5 million, or 8.2%, from $864.9 million at September 30, 2004. The majority of loan growth occurred in construction and non-farm, non-residential real estate loans with construction loans increasing $87.1 million, or 56.8%, from $153.4 million at December 31, 2003, to $240.5 million at December 31, 2004, and non-residential real estate loans increasing $110.8 million, or 34.0%, from $325.7 million at December 31, 2003, to $436.5 million at December 31, 2004. One-to-four family residential real estate loans represented the next largest category increase, rising $36.3 million, or 40.9%, from $88.8 million at December 31, 2003, to $125.1 million at December 31, 2004, as a result of higher levels of home equity lines of credit outstanding. Commercial loans, where the Company has been increasing its focus, increased $27.5 million, or 45.0%, from $61.2 million at December 31, 2003, to $88.7 million at the end of 2004.

ASSET QUALITY
Provisions for loan losses were up $496 thousand, or 101.6%, from $488 thousand for the three months ended December 31, 2003, to $984 thousand during the current three-month period, and increased $1.4 million, or 89.8%, from $1.6 million for the year ended December 31, 2003, to $3.0 million for the year ended December 31, 2004. Increases for both periods were due to higher levels of growth in loans as asset quality remained very strong with non-performing assets and past due loans to total assets of 0.003% as of December 31, 2004, compared to 0.16% at December 31, 2003. For the year, the Company recorded net charge-offs of $44 thousand versus net charge-offs of $42 thousand in 2003, or ..01% of average loans outstanding for both years. The allowance for loan loss ended the year at 1.11% of total loans as compared to 1.12% at December 31, 2003.

DEPOSITS
For the year ended December 31, 2004, deposits increased by $197.5 million, or 25.5%, from $773.5 million at December 31, 2003, to $971.0 million with non-interest bearing demand deposits increasing $28.3 million, or 23.6%, to $148.1 million, savings and interest-bearing demand deposits decreasing $7.7 million, or 2.3%, to $332.4 million at December 31, 2004, and time deposits growing $176.9 million, or 56.4%, to $490.5 million at the end of 2004. Repurchase agreements, which represent funds of numerous demand deposit customers of the Bank, increased $22.3 million, or 72.3%, to $53.2 million.

STOCKHOLDERS' EQUITY
Stockholders' equity increased by $36.2 million in 2004, or 65.8%, from $55.1 million at December 31, 2003, to $91.3 million at the end of 2004, on earnings of $14.2 million ($1.24 diluted per share), $21.8 million in net proceeds from the issuance of 1,114,062 shares of common stock (adjusted for the 5-for-4 stock split on July 15, 2004) through a follow-on public offering in May 2004, $667 thousand in proceeds and tax benefits from the exercise of stock options and warrants by Company directors and officers and a decline in other comprehensive income of $506 thousand.

ABOUT VIRGINIA COMMERCE BANCORP

Virginia Commerce Bancorp, Inc. is the parent bank holding company for Virginia Commerce Bank (the "Bank"), a Virginia state chartered bank that commenced operations in May 1988. The Bank pursues a traditional community banking strategy, offering a full range of business and consumer banking services through fifteen branch offices, two residential mortgage offices and one investment services office, principally to individuals and small to medium-size businesses in Northern Virginia and the Metropolitan Washington, D.C. area.

NON-GAAP PRESENTATIONS

This press release refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. The Company, in referring to its net income, is referring to income under accounting principles generally accepted in the United States, or "GAAP".


For further information contact:
   William K. Beauchesne, Executive Vice President and Chief Financial Officer
                  (703) 633-6120      wbeauchesne@vcbonline.com

                         Virginia Commerce Bancorp, Inc.
                              Financial Highlights
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                      Three Months Ended December 31,           Year Ended December 31,
                                                          2004         2003     % CHANGE         2004         2003  % CHANGE
                                                    ----------- ------------ ------------ ------------ ------------ -----------
SUMMARY OPERATING RESULTS:
   Interest and dividend income                       $ 16,740     $ 12,329        35.8%     $ 57,998     $ 45,968       26.2%
   Interest expense                                      4,682        3,426        36.7%       16,331       13,893       17.5%
     Net interest and dividend income                   12,058        8,903        35.4%       41,667       32,075       29.9%
   Provision for loan losses                               984          488       101.6%        2,989        1,575       89.8%
   Non-interest income                                   1,430        1,557        -8.2%        5,759        7,746      -25.7%
   Non-interest expense                                  6,574        5,389        22.0%       22,807       20,820        9.5%
     Income before income taxes                          5,930        4,583        29.4%       21,630       17,426       24.1%
   Net income                                         $  3,894     $  3,027        28.6%     $ 14,229     $ 11,546       23.2%

PERFORMANCE RATIOS:
   Return on average assets                              1.37%        1.39%                     1.39%        1.47%
   Return on average equity                             17.26%       22.48%                    19.28%       23.71%
   Net interest margin                                   4.30%        4.21%                     4.23%        4.30%
   Efficiency ratio (1)                                 48.67%       51.40%                    48.01%       52.17%

PER SHARE DATA: (2)
   Net income-basic                                     $ 0.35       $ 0.30        16.7%       $ 1.35       $ 1.18       14.4%
   Net income-diluted                                   $ 0.33       $ 0.28        17.9%       $ 1.24       $ 1.08       14.8%
   Average number of shares outstanding:
     Basic                                          11,043,355    9,816,764                10,570,097    9,733,444
     Diluted                                        11,965,447   10,768,232                11,464,135   10,640,570

                                                                         As of December 31,
                                                                --------------------------------------
                                                                       2004         2003     % Change
                                                                ------------ ------------ ------------
SELECTED BALANCE SHEET DATA:
   Loans, net (3)                                                $  935,444    $ 658,364        42.1%
   Investment securities                                            163,232      149,245         9.4%
   Assets                                                         1,138,783      881,124        29.2%
   Deposits                                                         970,968      773,511        25.5%
   Stockholders' equity                                              91,324       55,092        65.8%
   Book value per share (2)                                      $     8.27    $    5.61        47.4%

CAPITAL RATIOS (% of risk weighted assets):
   Tier 1 capital:
     Company                                                         10.89%       10.10%
     Bank                                                             9.01%        7.51%
   Total qualifying capital:
     Company                                                         11.92%       11.13%
     Bank                                                            11.82%       11.03%

ASSET QUALITY
  Non-performing assets:
    Impaired loans                                               $       15    $     416       -96.4%
    Non-accrual loans                                                    18           46       -60.9%
    Loans 90+ days past due and still accruing                           --           84      -100.0%
     Troubled debt restructurings                                        --          875      -100.0%
                                                                  ---------    ---------      -------
     Total non-performing assets, past due loans                 $       33    $   1,421       -97.7%
       and troubled debt restructurings
                 to total loans:                                     0.004%        0.21%
                 to total assets:                                    0.003%        0.16%
   Allowance for loan losses to total loans                           1.11%        1.12%
   Net charge-offs (recoveries)                                  $       44    $      42
   Net charge-offs to average loans outstanding                       0.01%        0.01%

                                                                         As of December 31,
                                                                --------------------------------------
                                                                       2004         2003     % Change
                                                                ------------ ------------ ------------
LOAN PORTFOLIO: (4)
   Commercial                                                     $  88,725    $  61,178        45.0%
   Real estate-one-to-four family residential                       125,089       88,789        40.9%
   Real estate-multi-family residential                              43,798       29,954        46.2%
   Real estate-nonfarm, nonresidential                              436,533      325,668        34.0%
   Real estate-construction                                         240,469      153,400        56.8%
   Consumer                                                           5,879        6,061        -3.0%
                                                                  ---------    ---------
     Total loans                                                  $ 940,493    $ 665,050        41.4%
   Less unearned income                                               4,309        2,742        57.2%
   Less allowance for loan losses                                    10,402        7,457        39.5%
                                                                  ---------    ---------
     Loans, net                                                   $ 925,782    $ 654,851        41.4%

INVESTMENT SECURITIES (AT BOOK VALUE):
   Available-for-sale:
     U.S. Government Agency obligations                           $ 100,093    $  93,274         7.3%
     U.S. Treasuries                                                  9,930           --          n/a
     Domestic corporate debt obligations                              6,020        5,995         0.4%
     Obligations of states and political subdivisions                 1,338        1,295         3.3%
     Restricted stock:
       Federal Reserve Bank                                           1,442          758        90.2%
       Federal Home Loan Bank                                         1,761        1,355        30.0%
       Community Bankers' Bank                                           55           55          --
                                                                  ---------    ---------
                                                                  $ 120,639    $ 102,732        17.4%
   Held-to-maturity:
     U.S. Government Agency obligations                           $  33,667    $  38,490       -12.5%
     Obligations of states and political subdivisions                 8,433        7,535        11.9%
     Domestic corporate debt obligations                                493          488         1.0%
                                                                  ---------    ---------
                                                                  $  42,593    $  46,513        -8.4%

(1) Computed by dividing non-interest expense by the sum of net interest income on a tax-equivalent basis using a 35% rate and non-interest income.

(2) Adjusted to give effect to a five-for-four stock split in the form of a 25% stock dividend paid July 15, 2004.

(3)  Includes loans held-for-sale.

(4)  Excludes loans held-for-sale.

                         Virginia Commerce Bancorp, Inc.
                           Consolidated Balance Sheets
                  (Dollars in thousands, except per share data)
                               As of December 31,
                                   (Unaudited)

                                                                                2004                 2003
                                                                    -----------------     ----------------
ASSETS
Cash and due from banks                                                  $    16,783            $  22,434
Interest-bearing deposits with other banks                                     1,009                   --
Securities (fair value: 2004, $163,478; 2003, $149,875)                      163,232              149,245
Federal funds sold                                                                --               31,622
Loans held-for-sale                                                            9,662                3,513
Loans, net of allowance for loan losses of $10,402 in 2004 and
  $7,457 in 2003                                                             925,782              654,851
Bank premises and equipment, net                                               6,692                6,189
Accrued interest receivable                                                    4,105                3,372
Other assets                                                                  11,518                9,898
                                                                    -----------------     ----------------
   Total assets                                                          $ 1,138,783            $ 881,124
                                                                    =================     ================
LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS
   Demand deposits                                                       $   148,063            $ 119,785
   Savings and interest-bearing demand deposits                              332,385              340,122
   Time deposits                                                             490,520              313,604
                                                                    -----------------     ----------------
   Total deposits                                                        $   970,968            $ 773,511
Securities sold under agreement to repurchase and federal funds
  purchased                                                                   53,207               30,887
Trust preferred capital notes                                                 18,000               18,000
Accrued interest payable                                                       1,555                1,024
Other liabilities                                                              3,729                2,610
Commitments and contingent liabilities                                            --                   --
                                                                    -----------------     ----------------
   Total liabilities                                                     $ 1,047,459            $ 826,032
                                                                    =================     ================
STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par, 1,000,000 shares authorized and
  un-issued                                                              $        --            $      --
Common stock, $1.00 par, 20,000,000 shares authorized, issued and
  outstanding 2004, 11,046,422; 2003, 7,860,291                               11,046                7,860
Surplus                                                                       37,219               17,891
Retained earnings                                                             43,578               29,354
Accumulated other comprehensive income (loss), net                             (519)                 (13)
                                                                    -----------------     ----------------
   Total stockholders' equity                                            $    91,324            $  55,092
   Total liabilities and stockholders' equity                            $ 1,138,783            $ 881,124
                                                                    =================     ================

                         Virginia Commerce Bancorp, Inc.
                        Consolidated Statements of Income
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                            Three Months Ended                   Year Ended
                                                               December 31,                     December 31,
                                                      -------------------------------- --------------------------------
                                                            2004            2003            2004            2003
                                                      ----------------- -------------- --------------- ----------------
INTEREST AND DIVIDEND INCOME:
    Interest and fees on loans                                $ 15,164       $ 10,747        $ 51,814         $ 41,065
    Interest and dividends on investment securities:
       Taxable                                                   1,405          1,435           5,479            4,154
       Tax -exempt                                                  59             73             250              277
       Dividends                                                    39             22             124               95
    Interest on deposits with other banks                            6             --              10               --
    Interest on federal funds sold                                  67             52             321              377
                                                              --------       --------        --------         --------
    Total interest and dividend income                        $ 16,740       $ 12,329        $ 57,998         $ 45,968

INTEREST EXPENSE:
    Deposits                                                  $  4,258       $  3,186        $ 15,100         $ 12,914
    Securities sold under agreement to repurchase
       and federal funds purchased                                 173             32             325              123
    Other borrowed funds                                            11              3              15               21
    Trust preferred capital notes                                  240            205             891              835
                                                              --------       --------        --------         --------
    Total interest expense                                    $  4,682       $  3,426        $ 16,331         $ 13,893

NET INTEREST INCOME:                                          $ 12,058       $  8,903        $ 41,667         $ 32,075
    Provision for loan losses                                      984            488           2,989            1,575
                                                              --------       --------        --------         --------
    Net interest income after provision for loan              $ 11,074       $  8,415        $ 38,678         $ 30,500
       losses

NON-INTEREST INCOME:
    Service charges and other fees                            $    435       $    418        $  1,749         $  1,609
    Non-deposit investment services commissions                    104            104             427              202
    Fees and net gains on loans held-for-sale                      810            924           3,229            5,670
    Other                                                           81            111             354              265
                                                              --------       --------        --------         --------
    Total non-interest income                                 $  1,430       $  1,557        $  5,759         $  7,746

NON-INTEREST EXPENSE:
    Salaries and employee benefits                            $  3,973       $  3,164        $ 13,478         $ 12,562
    Occupancy expense                                              876            810           3,240            3,190
    Data processing expense                                        340            316           1,314            1,239
    Other operating expense                                      1,385          1,099           4,775            3,829
                                                              --------       --------        --------         --------
    Total non-interest expense                                $  6,574       $  5,389        $ 22,807         $ 20,820

    Income before taxes on income                             $  5,930       $  4,583        $ 21,630         $ 17,426
    Provision for income taxes                                   2,036          1,556           7,401            5,880
                                                              --------       --------        --------         --------
NET INCOME                                                    $  3,894       $  3,027        $ 14,229         $ 11,546

    Earnings per common share, basic (1)                      $   0.35       $   0.30        $   1.35         $   1.18
    Earnings per common share, diluted (1)                    $   0.33       $   0.28        $   1.24         $   1.08


(1) Adjusted to give effect to a five-for-four stock split in the form of a 25% stock dividend paid July 15, 2004.

                         Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                         Three Months Ended December 31,
                                   (Unaudited)

                                              ------------------------------------------    ----------------------------------------
                                                               2004                                           2003
                                              ------------------------------------------    ----------------------------------------
                                                                             Average                                      Average
                                                 Average        Interest      Yields           Average      Interest       Yields
(Dollars in thousands)                           Balance     Income-Expense   /Rates           Balance    Income-Expense   /Rates
                                              -------------- -------------- ------------    ------------- -------------- -----------
ASSETS
Securities (1)                                  $   168,048   $  1,503            3.62%        $ 158,466       $  1,530       3.92%
Loans, net of unearned income (2)                   908,752     15,164            6.53%          647,573         10,747       6.49%
Interest-bearing deposits in other banks              1,006          6            2.31%               --             --          --
Federal funds sold                                   17,458         67            1.52%           22,507             52       0.90%
                                              -------------- -------------- ------------    ------------- -------------- -----------
TOTAL INTEREST-EARNING ASSETS                   $ 1,095,264   $ 16,740            6.00%        $ 828,546       $ 12,329       5.85%
Other assets                                         29,400                                       32,679
                                              --------------                                -------------
TOTAL ASSETS                                    $ 1,124,664                                    $ 861,225
                                              ==============                                =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
  NOW accounts                                  $   206,597   $    682            1.31%        $ 200,762       $    685       1.35%
  Money market accounts                             122,652        439            1.42%           99,138            331       1.33%
  Savings accounts                                   21,118         29            0.55%           20,401             29       0.56%
  Time deposits                                     458,348      3,108            2.69%          310,912          2,141       2.73%
                                              -------------- -------------- ------------    ------------- -------------- -----------
Total interest-bearing deposits                 $   808,715   $  4,258            2.09%        $ 631,213       $  3,186       2.00%
Securities sold under agreement to
  repurchase and federal funds purchased             47,351        173            1.45%           33,841             32       0.37%
Other borrowed funds                                  1,718         11            2.51%              205              3       5.93%
Trust preferred capital notes                        18,000        240            5.22%           18,000            205       4.44%
                                              -------------- -------------- ------------    ------------- -------------- -----------
TOTAL INTEREST-BEARING LIABILITIES              $   875,784   $  4,682            2.12%        $ 683,259       $  3,426       1.99%
Demand deposits and other liabilities               159,366                                      124,546
                                              --------------                                -------------
TOTAL LIABILITIES                               $ 1,035,150                                    $ 807,805
Stockholders' equity                                 89,514                                       53,420
                                              --------------                                -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $ 1,124,664                                    $ 861,225
                                              ==============                                =============
Interest rate spread                                                              3.88%                                       3.86%
Net interest income and margin                                $ 12,058            4.30%                        $  8,903       4.21%

(1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Interest income includes the effects of taxable-equivalent adjustments, using the appropriate marginal federal income tax rate of 35.0%, to increase tax-exempt interest income to a tax-equivalent basis.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $982 thousand and $645 thousand for the three months ended December 31, 2004, and 2003, respectively.

                         Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                             Year Ended December 31,
                                   (Unaudited)

                                              ------------------------------------------    ----------------------------------------
                                                               2004                                           2003
                                              ------------------------------------------    ----------------------------------------
                                                                             Average                                      Average
                                                 Average        Interest      Yields           Average      Interest       Yields
(Dollars in thousands)                           Balance     Income-Expense   /Rates           Balance    Income-Expense   /Rates
                                              -------------- -------------- ------------    ------------- -------------- -----------
ASSETS
Securities (1)                                  $    159,833   $  5,853         3.71%          $ 115,995       $  4,526       3.98%
Loans, net of unearned income (2)                    798,195     51,814         6.49%            595,816         41,065       6.89%
Interest-bearing deposits in other banks                 447         10         2.23%                 --             --          --
Federal funds sold                                    27,748        321         1.16%             36,018            377       1.05%
                                              -------------- -------------- ------------    ------------- -------------- -----------
TOTAL INTEREST-EARNING ASSETS                   $    986,223   $ 57,998         5.89%          $ 747,829       $ 45,968       6.16%
Other assets                                          36,455                                      35,754
                                              --------------                                -------------
TOTAL ASSETS                                    $  1,022,678                                   $ 783,583
                                              ==============                                =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
  NOW accounts                                  $    209,617   $  2,789         1.33%          $ 157,958       $  2,415       1.53%
  Money market accounts                              119,963      1,667         1.39%             85,418          1,354       1.59%
  Savings accounts                                    20,255        111         0.55%             22,136            180       0.81%
  Time deposits                                      395,718     10,533         2.66%            299,752          8,965       2.99%
                                              -------------- -------------- ------------    ------------- -------------- -----------
Total interest-bearing deposits                 $    745,553   $ 15,100         2.03%          $ 565,264       $ 12,914       2.28%
Securities sold under agreement to
  repurchase and federal funds purchased              39,962        325         0.81%             32,963            123       0.37%
Other borrowed funds                                     733         15         2.00%                351             21       5.93%
Trust preferred capital notes                         18,000        891         4.95%             18,000            835       4.64%
                                              -------------- -------------- ------------    ------------- -------------- -----------
TOTAL INTEREST-BEARING LIABILITIES              $    804,248   $ 16,331         2.03%          $ 616,578       $ 13,893       2.25%
Demand deposits and other liabilities                144,617                                     118,313
                                              --------------                                -------------
TOTAL LIABILITIES                               $    948,865                                   $ 734,891
Stockholders' equity                                  73,813                                      48,692
                                              --------------                                -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $  1,022,678                                   $ 783,583
                                              ==============                                =============
Interest rate spread                                                            3.86%                                         3.91%
Net interest income and margin                                 $ 41,667         4.23%                          $ 32,075       4.30%

(1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Interest income includes the effects of taxable-equivalent adjustments, using the appropriate marginal federal income tax rate of 35.0%, to increase tax-exempt interest income to a tax-equivalent basis.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $2.8 million and $2.1 million for the year ended December 31, 2004, and 2003, respectively.